Exhibit (j)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Sequoia Fund, Inc.:

We consent to the use of our report incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Custodian, Registrar and Shareholder Servicing Agent, Counsel and Independent Registered Public Accounting Firm” and “Financial Statements and Report of Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Short Hills, New Jersey

April 27, 2020